ACCOUNTANTS AND                         GRANT THORNTON[GRAPHIC LOGO OMITTED]
MANAGEMENT CONSULTANTS                  GRANT THORNTON LLP

The US Member Firm of
Grant Thornton International

                                                                    Exhibit 16.1

December 4, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:    Sepragen Corporation
       File No. 1-14068

Gentlemen:

We have read Item 4 of Form 8-K dated December 4, 2000, of Sepragen Corporation and are in agreement with the statements contained in paragraphs 4a through 4d and 4f. We have no basis to agree or disagree with paragraph 4e of the registrant contained therein.

/s/ GRANT THORNTON LLP
----------------------
Grant Thornton LLP


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